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                                                                   EXHIBIT 10.2


                            SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT dated as of August 3, 2001 among NORTEL NETWORKS LLC, a Delaware limited liability company (together with its successors and assigns, "Nortel"), THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent (with its successors and assigns, the "Agent"), ARRIS GROUP, INC., a Delaware corporation ("Holdings"), and ARRIS INTERACTIVE L.L.C., a Delaware limited liability company ("Arris"; Holdings and Arris each an "Obligor" and, collectively, the "Obligors").

         SECTION 1 OBLIGATIONS SUBORDINATE TO SENIOR DEBT. Each Obligor covenants and agrees, and each Subordinated Creditor likewise covenants and agrees, that (a) to the extent and in the manner hereinafter set forth in this Agreement, the payment of the Subordinated Obligations is hereby expressly made subordinated and subject in right of payment to the prior payment in full in cash of all Senior Debt and (b) the terms and conditions of such subordination are for the benefit of the Senior Creditors and each Senior Creditor may enforce such subordination.

         SECTION 2         PAYMENT OVER OF PROCEEDS UPON DISSOLUTION.

                           (a)      In the event of any Bankruptcy:

                                    (i)      the Senior Creditors shall be
         entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt (including any interest, fees or other amounts that will become due but for the commencement of any Bankruptcy at the rates specified in the Senior Credit Agreement, whether or not a claim for any of the same is allowed) before any Subordinated Creditor is entitled to receive any direct or indirect payment, redemption or other distribution on account of Subordinated Obligations, including, without limitation, by exercise of set-off and any payment, redemption or other distribution that may be payable or deliverable by reason of any other Indebtedness being subordinated in right of payment to the Subordinated Obligations;

                                    (ii)     any payment, redemption or other
         distribution of assets of any Obligor of any kind or character, whether in cash, property or securities (including, without limitation, securities of such Obligor or any successor), by set-off or otherwise, to which any Subordinated Creditor would be entitled on account of the Subordinated Obligations but for the provisions of this Agreement, including any such payment, redemption or other distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent for the benefit of the Senior Creditors, to the extent necessary to make payment in full in cash of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the Agent and/or the Senior Creditors; and

                                    (iii)    if, notwithstanding the foregoing,
         any Subordinated Creditor shall have received any such payment, redemption or other distribution of assets of any Obligor of any kind or character on account of the Subordinated Obligations, whether property or securities (including, without limitation, securities of such Obligor or any successor thereto), including any such payment, redemption or other distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of the Subordinated Obligations before all Senior Debt is paid in full, then such payment, redemption or other distribution shall be paid over or delivered, in accordance with
         Section 10 hereof, forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Obligor for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay such Senior Debt in full in cash, after giving effect to any concurrent payment, redemption or other distribution to or for the Agent and/or the Senior Creditors;


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                           (b)      If, notwithstanding the provisions of this
Agreement, there shall occur any consolidation of any Obligor with, or any merger of any Obligor into, another corporation or the liquidation or dissolution of any Obligor following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation in accordance with the terms of the Senior Credit Agreement, such consolidation, merger or liquidation shall not be deemed a Bankruptcy; provided that no Bankruptcy other than as described in this subsection (b) shall have occurred and be continuing at the time of such consolidation, merger or liquidation.

                           (c)      In order to enable any Senior Creditor or
any trustee, agent or representative acting on behalf of any Senior Creditor to enforce its rights hereunder in any Bankruptcy, each Senior Creditor is hereby irrevocably authorized and empowered during the course of any such Bankruptcy in its respective discretion to present for and on behalf of the Subordinated Creditors such proofs of claim against the Obligors on account of the Subordinated Obligations as such Senior Creditor may deem expedient or proper and to vote such proofs of claim in any such Bankruptcy if the Subordinated Creditors shall not have filed a proof of claim and provided such Senior Creditor with a copy of such proof of claim with an acknowledgement of filing by a date 10 days prior to the date on which such filing would be barred.

         SECTION 3 NO PAYMENT IN CERTAIN CIRCUMSTANCES. If (i) any Obligor shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Debt under the Senior Credit Agreement (a "Payment Default"), which Payment Default shall not have been cured or waived in writing in accordance with the terms of the Senior Credit Agreement, or (ii) an Event of Default (other than a Payment Default) under and as defined in the Senior Credit Agreement shall occur and be continuing, which shall not have been cured or waived in writing in accordance with the terms of the Senior Credit Agreement or otherwise cease to exist (a "Non-Payment Default"), and the Obligors and each Subordinated Creditor receive written notice of such Non-Payment Default from either the Agent or the holders of at least a majority in aggregate principal amount of the Senior Debt under the Senior Credit Agreement at the time outstanding (a "Non-Payment Blockage Notice"), then no payment, redemption or other distribution on account of the Subordinated Obligations shall be made by any Obligor or otherwise on account of the Subordinated Obligations (i) in the case of any Payment Default, unless and until (x) such Senior Debt shall have been paid in full in cash, any commitments to lend under the Senior Credit Agreement have been terminated and any letters of credit issued under the Senior Credit Agreement have been cancelled or have terminated or (y) until such Payment Default shall have been cured or waived in writing in accordance with the terms of the Senior Credit Agreement, or (ii) in the case of any Non-Payment Default, from the date on which the Obligors and each Subordinated Creditor receive such Non-Payment Blockage Notice until (but excluding) the earlier of (1) 179 days after such date or (2) the date, if any, on which the Senior Debt under the Senior Credit Agreement is paid in full in cash, any commitments to lend under the Senior Credit Agreement have been terminated and any letters of credit issued under the Senior Credit Agreement have been cancelled or have terminated or (3) the date, if any, on which such Non-Payment Default is waived in accordance with the terms of the Senior Credit Agreement or otherwise cured or ceases to exist (a "Non-Payment Blockage Period"); provided that Non-Payment Blockage Periods may only be in place for an aggregate of 179 days during any 365 day period.

         In the event that, notwithstanding the foregoing, any Subordinated Creditor shall have received any payment, redemption or other distribution on account of the Subordinated Obligations contrary to the foregoing provisions of this Section 3, then such payment, redemption or other distribution shall be paid over and delivered forthwith to the Agent for the benefit of Senior Creditors (or their agent or trustee) in accordance with Section 10 hereof.

         SECTION 4 ACCELERATION RIGHTS; REMEDIES. So long as any Event of Default has occurred and is continuing, no Subordinated Creditor shall take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations (including, without limitation, commencing or joining with any other creditor of any Obligor in commencing any proceeding in bankruptcy); provided that, in the event of a Bankruptcy, if neither the Agent nor the Senior Creditors have filed a proof of claim with respect to the Subordinated Obligations by a date 5 days prior to the date on which such filing would be barred, the Subordinated Creditors may file a proof of claim with respect to the Subordinated


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Obligations and take such other action which is reasonably necessary to preserve such proof of claim. For the avoidance of doubt, nothing in this
Section 4 or otherwise in this Agreement shall be construed to prohibit or in any way limit any of the Subordinated Creditors from taking any action, judicial or otherwise, to accelerate or collect payment on any obligations of any Obligor other than the Subordinated Obligations or to pursue any other remedy with respect to such other obligations.

          SECTION 5 PAYMENT OTHERWISE PERMITTED. Nothing contained in this Agreement shall prevent the Obligors, at any time except as set forth in
Section 2 or under the conditions described in Section 3, from making payments at any time in connection with (1) to the extent permitted by the terms of the applicable Subordinated Documents and the Senior Credit Agreement, any mandatory redemptions of the Arris New Membership Interest or Holdings Preferred Stock, if any, (2) to the extent permitted by the terms of the applicable Senior Credit Agreement or this Agreement, scheduled payment of principal and interest under the Subordinated Note, if any and (3) to the extent permitted by the terms of the applicable Subordinated Documents and the Senior Credit Agreement, all fees, expenses and indemnities with respect to the Subordinated Obligations properly payable to the Subordinated Creditors pursuant to the Subordinated Documents, except that in no event shall a Subordinated Creditor demand, accept or receive any of the foregoing to the extent such payment would be prohibited under the terms of the Senior Credit Agreement or this Agreement. Subject to Section 10, any payment received by a Subordinated Creditor at a time when the Subordinated Creditor is entitled to receive and any Obligor is not prohibited from making such payment (whether such prohibition is contained in the applicable Organizational Documents, the Senior Credit Agreement, this Agreement or otherwise) shall be for the benefit of the Subordinated Creditor, and the Subordinated Creditor shall have no obligation (contingent or otherwise) to deliver such payments to the Agent or any of the Senior Creditors.

          SECTION 6 SUBROGATION TO RIGHTS OF SENIOR CREDITORS. Subject to, and solely effective following, the final payment in full in cash of all Senior Debt, the termination of any commitments to lend under the Senior Credit Agreement and the cancellation or termination of any letters of credit issued under the Senior Credit Agreement, the Subordinated Creditors shall be subrogated to the rights of the Senior Creditors to receive payments and distributions of cash, property and securities applicable to such Senior Debt to the extent of the payments or distributions made to the Agent or any Senior Creditor, or otherwise applied to payment of the Senior Debt pursuant to the provisions of this Agreement, until the principal of and interest on the Subordinated Obligations shall be paid in full in cash or the Subordinated Obligations shall have been redeemed. For purposes of such subrogation, no payments or distributions to the Agent or any Senior Creditor of any cash, property or securities to which the Subordinated Creditors would be entitled except for the provisions of this Agreement, and no payments over pursuant to the provisions of this Agreement to the Agent or any Senior Creditor by the Subordinated Creditors shall, as among the Obligors, their creditors (other than the Senior Creditors) and the Subordinated Creditors, be deemed to be a payment or distribution by the Obligors to or on account of the Senior Debt.

         SECTION 7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS; LIMITED NOTICE AND CONSENT REQUIREMENTS. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditors on the one hand and the Senior Creditors on the other hand. Nothing contained in this Agreement is intended to or shall (i) impair, as among the Obligors, their creditors (other than the Senior Creditors) and the Subordinated Creditors, the obligation of the Obligors, which is absolute and unconditional, to pay to the Subordinated Creditors the redemption payments and/or principal of, and return, premium and/or interest on, and any other amount payable by the Obligors under the Subordinated Documents as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Obligors of the Subordinated Creditors and the Obligors' creditors (other than the Senior Creditors); or (iii) prevent the Subordinated Creditors from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Documents, subject to the rights, if any, of the Senior Creditors under this Agreement (x) upon the occurrence of a Bankruptcy, to receive, pursuant to and in accordance with
Section 2, cash, property and securities otherwise payable or deliverable to the Subordinated Creditors, (y) under the conditions specified in Section 3, to prevent any payment, redemption or other distribution prohibited by such Section or (z) under Section 4.


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         SECTION 8         NO WAIVER OF SUBORDINATION PROVISIONS; AMENDMENT. No
right of any present or future Senior Creditor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act, or failure to act, in good faith on the part of any such Senior Creditor, or by any non-compliance by any Obligor with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such Senior Creditor may have or be otherwise charged with.

         SECTION 9 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of any Obligor or any other payment, redemption or other distribution on account of the Subordinated Obligations referred to in this Agreement, the Subordinated Creditors shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy is pending for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, the Senior Creditors, and all other facts pertinent thereto or to this Agreement.

         SECTION 10        TURNOVER; MISCELLANEOUS SUBORDINATION PROVISIONS.

                           (a)      If a payment, redemption or other
distribution is made to any holder of Subordinated Obligations that because of this Agreement should not have been made to it, such holder shall segregate such payment redemption or other distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the Agent on behalf of the Senior Creditors as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the Senior Creditors.

                           (b)      A distribution may consist of cash,
securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the holders of Subordinated Obligations shall include any redemption, purchase or other acquisition of the Subordinated Obligations.

                           (c)      For the purpose of this Agreement, all
Senior Debt now or hereafter existing shall not be deemed to have been paid in full unless the Senior Creditors or the Agent on behalf of the Senior Creditors shall have received payment in full in cash.

                           (d)      The agreements contained in this Agreement
shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by Agent and/or any Senior Creditor upon any Bankruptcy of any Obligor, all as though such payment had not been made.

                           (e)      All rights and interests under this
Agreement of the Senior Creditors, and all agreements and obligations of the holders of Subordinated Obligations and the Obligors under this Agreement, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any agreement referred to in the definition of Senior Credit Agreement, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any holders of Subordinated Obligations or the Obligors.

                           (f)      The provisions set forth in this Agreement
constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full in cash of all Senior Debt, the termination of any commitments to lend under the Senior Credit Agreement and the cancellation or termination of any letters of credit issued under the Senior Credit Agreement,
(ii) be binding upon the holders of Subordinated Obligations, the Obligors and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the Senior Creditors and their respective successors, transferees and assigns.


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                           (g)      No waiver of the rights of the Senior
Creditors hereunder shall be deemed made unless the same shall be in writing, duly signed by an authorized officer of the Agent or the holders of a majority of the outstanding principal amount of the Senior Debt, and each waiver, if any, shall apply only to the specific instance involved and shall in no way impair the rights of such holder, or the obligations of the Subordinated Creditors, in any other respect at any other time.

                           (h)      The subordination provisions contained
herein are for the benefit of the holders of the Senior Debt from time to time and, so long as (x) any Senior Debt is outstanding under any agreement, (y) any commitments to lend under the Senior Credit Agreement have not been terminated or (z) any letters of credit issued under the Senior Credit Agreement have not been cancelled or terminated, may not be rescinded, canceled or modified in any way without the prior written consent thereto of all holders of Senior Debt and the Subordinated Creditors.

                           (i)      Each Subordinated Creditor represents and
warrants that as of the date hereof it has not made or permitted to be made and shall not make or permit any assignment, transfer, pledge, or disposition for collateral purposes or otherwise, of all or any part of the Subordinated Obligations or any collateral or other security for the Subordinated Obligations, if any, so long as this Agreement remains in effect; provided that any Subordinated Creditor shall be permitted to make an assignment, transfer, pledge, or disposition for collateral purposes or otherwise, of all or any part of the Subordinated Obligations or any collateral or other security for the Subordinated Obligations, so long as prior to any such assignment, transfer, pledge, or disposition such Person agrees in a writing delivered to the Agent to be bound by the terms of this Agreement, such writing to be satisfactory in form and substance to Agent.

                           (j)      This Agreement constitutes a continuing
agreement of subordination, even though at times there are no outstanding extensions of credit under the Senior Credit Agreement or other agreements evidencing the Senior Debt.

                           (k)      Each Subordinated Creditor delivers this
Agreement based solely on such Subordinated Creditor's independent investigation of (or decision not to investigate) the financial condition of the Obligors, Arris International and the other Borrowers and is not relying on any information furnished by the Agent or any Senior Creditor. Each Subordinated Creditor assumes full responsibility for obtaining any further information concerning the financial condition of the Obligors, Arris International and the other Borrowers (as defined in the Senior Credit Agreement), the status of the Senior Debt or any other matter which such Subordinated Creditor may deem necessary or appropriate now or later. Each Subordinated Creditor waives any duty on the part of the Agent or any Senior Creditor and agrees that such Subordinated Creditor is not relying upon nor expecting the Agent or any Senior Creditor to disclose to such Subordinated Creditor any fact now or later known by the Agent or any Senior Creditor, whether relating to the operations or condition of the Obligors, Arris International and the other Borrowers (as defined in the Senior Credit Agreement), the existence, liabilities or financial condition of any guarantor of the Senior Debt, the occurrence of any default with respect to the Senior Debt, or otherwise, notwithstanding any effect such fact may have upon such Subordinated Creditor's risk or such Subordinated Creditor's rights against any Obligor. Each Subordinated Creditor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limitation, the possibility that any Obligor, Arris International or any of the other Borrowers (as defined in the Senior Credit Agreement) may incur Senior Debt to the Agent or the Senior Creditors after the financial condition of such Obligor, Arris International or any other Borrower (as defined in the Senior Credit Agreement), or its ability to pay its debts as they mature, has deteriorated. Each Subordinated Creditor acknowledges and agrees that the Agent's and the Senior Creditors' rights under this Agreement are not conditioned upon pursuit by the Agent or any Senior Creditor of any remedy the Agent or any Senior Creditor may have against any Obligor, Arris International or any other Borrower (as defined in the Senior Credit Agreement) or any other person or any other security.

                           (l)      Agent, acting on behalf of the Senior
Creditors, in its sole discretion, without notice to any Subordinated Creditor, may release, exchange, enforce and otherwise deal with any security now or later held by Agent or any Senior Creditors for payment of the Senior Debt or release any party now or later liable


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for payment of the Senior Debt without affecting in any manner the Agent's or the Senior Creditors' rights under this Agreement. Each Subordinated Creditor acknowledges and agrees that neither the Agent nor any Senior Creditor has any obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Senior Debt, and such Subordinated Creditor is not relying upon assets in which the Agent, for the benefit of Senior Creditors, has or may have a lien or security interest for payment of the Senior Debt.

                           (m)      Notwithstanding any prior revocation,
termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated to the extent effective under applicable law in the event that any payment received or credit given by the Agent or any Senior Creditor in respect of the Senior Debt is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against any Subordinated Creditor as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Agent or any Senior Creditor, and whether or not the Agent or any Senior Creditor relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, each Subordinated Creditor agrees upon demand by the Agent to execute and deliver to the Agent those documents which the Agent determines are necessary to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of such Subordinated Creditor to do so shall not affect in any way the reinstatement or continuation.

                           (n)      Each Subordinated Creditor waives any right
to require the Agent or any Senior Creditor to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from the Obligors or any other person, or otherwise comply with Section 9-504 of any applicable Uniform Commercial Code; or (c) pursue any other remedy in the Agent's or such Senior Creditor's power. Except as otherwise provided in this Agreement, each Subordinated Creditor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior Debt, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Senior Debt, and agrees that the Agent and Senior Creditors may, once or any number of times, modify the terms of any Senior Debt, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Senior Debt, or permit the Obligors to incur additional Senior Debt, all without notice to any Subordinated Creditor and without affecting in any manner the unconditional obligations of any Subordinated Creditor under this Agreement (provided, however, that the maximum aggregate principal amount of Senior Debt at any time outstanding shall at all times be limited to $200 million).

                           (o)      Each Subordinated Creditor acknowledges
that the Agent and Senior Creditors have the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Senior Debt and any related obligations, including, without limitation, this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, the Agent and each of the Senior Creditors may disclose all documents and information which the Agent and such Senior Creditors now or later has or acquires relating to any Subordinated Creditor and this Agreement, however obtained. Each Subordinated Creditor further agrees that the Agent and such Senior Creditor may disclose such documents and information to the Obligors or any of their Subsidiaries or Affiliates. Each Subordinated Creditor further agrees that the Agent and any Senior Creditor may provide information relating to this Agreement or relating to such Subordinated Creditor to the Agent's or such Senior Creditor's parent, Affiliates, Subsidiaries and service providers. Each Subordinated Creditor further agrees that in the event the Senior Debt is replaced with a new credit facility, such Subordinated Creditor shall enter into a subordination agreement with the refinancing or replacing lenders with substantially the same terms and conditions of this Agreement and such subordination shall extend for the term of the replacing or refinanced credit facility.

                           (p)      Subordinated Creditors agree to reimburse
the Agent and Senior Creditors upon demand for any and all costs and expenses (including, without limitation, court costs, legal fees, and reasonable attorney fees, whether or not suit is instituted and, if instituted, whether at the trial or appellate level, in a


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bankruptcy, probate or administrative proceeding, or otherwise) incurred in enforcing any of the duties and obligations of Subordinated Creditors under this Agreement.

                           (q)      Each Subordinated Creditor waives any
defense against the enforceability of this Agreement based upon or arising by reason of the application by any of Arris International, Arris or any other Borrower (as defined in the Senior Credit Agreement) of the proceeds of any Indebtedness for purposes other than the purposes represented by the Arris International, Arris and the other Borrowers (as defined in the Senior Credit Agreement) to the Agent or Senior Creditors or intended or understood by the Agent and Senior Creditors or any Subordinated Creditor.

                           (r)      The rights of the Agent and Senior
Creditors under this Agreement are in addition to, and not in substitution of, their respective rights under applicable law.

         SECTION 11. LEGEND. Subordinated Creditors and each Obligor will cause each note, certificate and other instrument (if any) evidencing the Subordinated Obligations to be endorsed with the following legend:

                  "ANY PAYMENT UNDER THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT DATED AS OF AUGUST 3, 2001, BY AND AMONG ARRIS INTERACTIVE L.L.C., ARRIS GROUP, INC., NORTEL NETWORKS LLC AND THE CIT GROUP/BUSINESS CREDIT, INC.) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, SUCH SUBORDINATION AGREEMENT"

Each Subordinated Creditor hereby agrees to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement. Each Subordinated Creditor will at its expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that the Agent may reasonably request in order to protect any right or interest granted or purported to be granted hereunder or to enable the Senior Creditors to exercise and enforce their rights and remedies hereunder.

         SECTION 12. AMENDMENT OF SUBORDINATED DOCUMENTS. Each Subordinated Creditor hereby agrees that it will not amend, modify or otherwise alter (or suffer to be amended, modified or altered, to the extent such matters are within the control of any such Subordinated Creditor) any of the terms and conditions of the Subordinated Documents without prior written notice to and the approval of the Agent.

         SECTION 13. NOTICE. Unless otherwise specifically provided herein, all communications under this Agreement shall be in writing and shall be deemed to have been given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the telecopy number given below, and confirmation of receipt is obtained promptly after completion of transmission;
(iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:


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         If to the Agent or any Senior Creditor:

                                    The CIT Group/Business Credit, Inc.
                                    1200 Ashwood Parkway, Suite 150
                                    Atlanta, Georgia  30338
                                    Attn:  Regional Credit Manager
                                    Telecopy: (770) 522-7673



                                    With a copy to:

                                    O'Melveny & Myers LLP
                                    Citigroup Center
                                    153 East 53rd Street, 53rd Floor
                                    New York, New York  10022
                                    Attn:  Mark E. Thierfelder
                                    Telecopy: (212) 326-2061


         If to Nortel:              Nortel Networks Inc.
                                    200 Athens Way
                                    Nashville, Tennessee 37228
                                    Attn:  Legal Department

                                    With a copy to:

                                    Nortel Networks Inc.
                                    2221 Lakeside Boulevard
                                    Richardson, Texas  75082
                                    Attn:  Robert Fishman
                                    Fax:  (972) 684-3888

                                    With a copy to:

                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts  02109
                                    Attention:  Dimitri P. Racklin
                                    Fax:  (617) 526-5000
                                    Phone:  (617) 526-6748

         If to Holdings:            Arris Group, Inc.
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, Georgia  30097
                                    Attention:  Lawrence A. Margolis
                                    Fax:  (678) 473-8470

                                    With a copy to:

                                    Troutman Sanders LLP
                                    5200 NationsBank Plaza
                                    600 Peachtree Street, N.E.
                                    Suite 5200
                                    Atlanta, Georgia 30308-2216
                                    Attention:  Hazen H. Dempster
                                    Fax: (404) 962-6544

         If to Arris:               Arris Interactive L.L.C.
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, Georgia  30097
                                    Attention:  David Potts
                                    Fax:  (678) 473-8470


                                    Troutman Sanders LLP
                                    5200 NationsBank Plaza
                                    600 Peachtree Street, N.E.
                                    Suite 5200
                                    Atlanta, Georgia 30308-2216
                                    Attention:  Hazen H. Dempster
                                    Fax: (404) 962-6544

         Any party hereto may change its address for purposes of this Section 13 by giving the other parties written notice of the new address in the manner set forth above.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in any number or counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         SECTION 15.       DEFINITIONS.

         The following terms, as used herein, have the following respective meanings:

         "Agent" means (i) so long as the Senior Credit Agreement is in effect, The CIT Group/Business Credit, Inc., in its capacity as administrative agent for the Lenders party to the Senior Credit Agreement or any successor or other Agent appointed pursuant to the Senior Credit Agreement and (ii) if there is no Senior Credit Agreement in effect, thereafter any agent designated as representative of holders of all other Senior Debt.

         "Arris International" means Arris International, Inc., a Delaware corporation (formerly known as Antec Corporation).

         "Arris Membership Agreement" means that certain Second Amended and Restated Limited Liability Company Agreement of Arris Interactive L.L.C. dated as of August __, 2000, by and among Arris International, Holdings and Nortel, as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 12 and the Senior Credit Agreement.

         "Arris Organizational Documents" means the Arris Membership Agreement and any other documents pursuant to which Arris is organized, as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 12 and the Senior Credit Agreement.

         "Arris New Membership Interest" means the Class B Interest (as defined in the Arris Membership Agreement) and all rights associated with such Class B Membership Interest including, without limitation, the Class B Return (as defined in the Arris Membership Agreement), any redemption rights, and all other rights to receive allocations, distributions and any other payments under the Arris Membership Agreement.

         "Bankruptcy" means the occurrence of any of the events in Section 8.6 or 8.7 of the Senior Credit Agreement.

         "Closing Date" has the meaning assigned to that term in the Senior Credit Agreement.


         "Holdings Preferred Stock" means any preferred stock of Holdings issued by Holdings in exchange for any Arris New Membership Interest in accordance with the terms of the Arris Membership Agreement (as amended, restated, supplemented or otherwise recredited in accordance with Section 12 and the Senior Credit Agreement).

         "Holdings Subordinated Guaranty" means that certain Subordinated Guaranty dated as of August __, 2001 by Holdings issued for the benefit of Nortel, as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 12 and the Senior Credit Agreement.

         "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Lender" shall mean each accredited investor, bank or other financial institution now or hereafter party to the Senior Credit Agreement, and "Lenders" shall mean all such banks and financial institutions, collectively.

         "Non-Payment Blockage Notice" shall have the meaning set forth in
Section 3.

         "Non-Payment Blockage Period" shall have the meaning set forth in
Section 3.

         "Non-Payment Default" shall have the meaning set forth in Section 3.

         "Payment Default" shall have the meaning set forth in Section 3.

         "Person" has the meaning set forth in the Senior Credit Agreement.

         "Reorganization Agreement" shall mean the Agreement and Plan of Reorganization dated as of October 18, 2000, by and among Arris International, Holdings, Broadband Transition Corporation, Nortel, Nortel Networks Inc. and Arris as amended as of April 9, 2001 and as further amended as of the date hereof, as amended, amended and restated, supplemented or otherwise modified after the date hereof in accordance with the Senior Credit Agreement.

         "Senior Credit Agreement" shall mean the Credit Agreement dated as of August 3, 2001, by and among Arris, Arris International and the subsidiaries of Arris International listed on the signature pages thereof, the several Lenders from time to time parties thereto, the Agent, and Credit Suisse First Boston as syndication agent, lead arranger and book running manager, as such agreement may be amended, supplemented, restated, amended and restated, refinanced, restructured or otherwise modified from time to time (in whole or in part without limitation as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), and all related notes, collateral documents, guarantees, Hedge Agreements (as defined in the Senior Credit Agreement), instruments and agreements entered into in connection therewith, as the same may be amended, supplemented, restated, restructured, amended and restated, refinanced or otherwise modified from time to time.

         "Senior Creditor" shall mean any Person now or hereafter holding Senior Debt, including, without limitation, any Lender, and "Senior Creditors" shall mean all such Persons, collectively.

         "Senior Debt" shall mean (i) all Indebtedness, obligations and other liabilities of each Obligor, whether outstanding as of the date hereof or hereafter created, incurred or assumed by any Obligor, arising under or in respect of the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement) including, without limitation, the principal of, the premium and interest on, all loans, letters of credit, guaranties and other extensions of credit under the Senior Credit Agreement and the other Loan Documents and all commitment, facility, agency and other fees payable under or in connection therewith and all expenses, reimbursements, indemnities and other amounts and liabilities payable or owing by any Obligor thereunder and further including without limitation, any of the foregoing obligations and amounts which would become due or accrue or arise but for the commencement of any applicable Bankruptcy, whether or not a claim is allowed for the same in any such proceeding and (ii) any amendments, supplements, amendments and restatements, refinancings, restructurings, renewals, extensions or modifications of any of the foregoing; provided that the maximum aggregate principal amount of Senior Debt at any time outstanding shall at all times be limited to TWO HUNDRED MILLION DOLLARS ($200,000,000).

          "Subordinated Creditor" shall mean each of Nortel and each other Person who, now or in the future, holds any Arris New Membership Interest, Holdings Preferred Stock or Subordinated Note, if any, and/or is the beneficiary under the Holdings Subordinated Guaranty, and "Subordinated Creditors" shall mean all such Persons, collectively.

         "Subordinated Documents" means the Arris Organizational Documents, the Holdings Preferred Stock, the Holdings Subordinated Guaranty and the Subordinated Note.

         "Subordinated Note" means any subordinated note issued by Holdings to any Subordinated Creditor in exchange for any Arris New Membership Interest in accordance with the Arris Membership Agreement, as such subordinated note may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 12 and the Senior Credit Agreement.

         "Subordinated Obligations" means (i) all Indebtedness, obligations to make redemptions, distributions or dividends and any other obligations or liabilities of each Obligor, whether outstanding as the date hereof or hereafter created, incurred or assumed by any Obligor, arising under or in respect of the Subordinated Documents (including, without limitation, the Arris New Membership Interest, the Holdings Preferred Stock, the Holdings Subordinated Guaranty and the Subordinated Note), including, without limitation, the principal of, the premium and interest on, all loans and other extension of credit under the Subordinated Documents and all redemption obligations, rights to receive dividends distributions, allocations and any other payments or fees payable thereunder or pursuant thereto and all expenses, reimbursements, indemnities and amounts and liabilities payable or owing by any Obligor thereunder and further including, without limitation, any of the foregoing obligations and amounts which would become due or accrue or arise but for the commencement of any applicable Bankruptcy, whether or not a claim is allowed for the same in any such proceeding, and (ii) any amendments, restatements, refinancings, restructurings, renewals, extensions or modifications of any of the foregoing. For the avoidance of doubt, "Subordinated Obligations" shall not include, in any event, payments to be made by or on behalf of, or any other obligations of, any of the Obligors with respect to or in connection with any purchase, lease, license or other acquisition of goods, services, space and/or intellectual property rights from or to any Subordinated Creditor, including but not limited to payments and obligations relating to cost reimbursements and other obligations under or pursuant to any of the Ancillary Agreements (as defined in the Reorganization Agreement).

         SECTION 16. THIS AGREEMENT AND ALL THE TERMS HEREIN, INCLUDING THE TERMS REGARDING SUBORDINATION, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.


               [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                    ARRIS INTERNATIONAL, INC



                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    ARRIS INTERACTIVE L.L.C.


                                    By: /s/  David Potts
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    NORTEL NETWORKS LLC

                                    By: Nortel Networks Inc.
                                    By: /s/ Michael Dadoun
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as Administrative Agent


                                    By: /s/ Patrick Lee
                                       ----------------------------------------
                                       Name:
                                       Title: